Exhibit 99.1

NEWS for Immediate Release

Kulicke & Soffa Reports Third Quarter 2003 Results

A conference call to discuss these results will be held today beginning at 9:00 AM EDT. Interested participants may call 416-695-9753 for the teleconference or log on to http://www.kns.com/investors/webcast.asp to listen to the live audio or access the audio replay of this call, which will remain available on the company’s website.

Willow Grove, PA-July 24, 2003-Kulicke & Soffa Industries, Inc. (Nasdaq: KLIC) today announced financial results for its third quarter of fiscal year 2003 ended June 30, 2003.

Revenue for the third fiscal quarter ended June 30, 2003 was $127.7 million compared to revenue in the quarter ended June 30, 2002 of $132.4 million. The loss from operations during the third fiscal quarter of 2003 was $5.8 million versus a loss of $17.2 million during the third fiscal quarter of 2002. The net loss for the third quarter ended June 30, 2003 was $11.4 million or a loss of $0.23 per fully diluted share versus a net loss of $18.1 million or a loss of $0.37 per fully diluted share in the same quarter of 2002.

C. Scott Kulicke, chairman and chief executive officer, commented on the quarter just ended, “Our cost reduction efforts are resulting in positive long-term improvements to the company’s operations, but costs associated with making those improvements effected the short-term results.” Included in the results for the June 2003 quarter were charges associated with the closure of certain test operations in Dallas of $2.0 million (comprised of an inventory write-down of $824 thousand and an asset impairment charge of $1.2 million). The selling, general, and administrative expense in the June 2003 quarter included a severance charge of $1.0 million associated with on-going employee reductions. However, that severance expense was favorably offset by the reversal of a $2.0 million reserve, previously established for potential obligations to U.S. Customs. Results for the previous June quarter of 2002 included charges of $2.1 million for resizing and $1.4 million for the start-up of the bonding tool manufacturing facility in China, as well as the expected transfer of microelectronics products to Singapore.

Net bookings for the third fiscal quarter ended June 30, 2003 were $139.0 million, compared to $109.0 million recorded in the quarter ended March 31, 2003. Backlog at June 30, 2003 was $55.0 million compared to backlog at March 31, 2003 of $44.0 million.

For the nine months ended June 30, 2003, revenue was $365.0 million compared to revenue for the nine months ended June 30, 2002 of $342.5 million. The net loss for the nine months ended June 30, 2003 was $48.3 million or a loss of $0.97 per fully diluted share compared to a net loss of $79.1 million or a loss of $1.61 per fully diluted share for the same period last year.

C. Scott Kulicke said “Shipments in the June quarter were in line with our expectations. In particular, we were pleased with the broadening customer base of the Maxum wire bonder, as well as the acceptance of the Nu-Tek at both subcontractors and IDM’s.”

He continued, “While market indicators are positive, we historically experience a seasonal decrease from the July quarter to the September quarter. Since the two trends may have an offsetting effect, our guidance is for flat revenue, plus or minus 5% for the quarter ending September 30, 2003.”

Kulicke & Soffa (Nasdaq: KLIC) is the world’s leading supplier of wire bonding equipment in the semiconductor assembly market. K&S is the only equipment supplier that also develops and manufactures the products that touch a semiconductor chip’s wire bonding pad surfaces, starting with electrical testing and ending with specially formed wire interconnections that remain as a part of the chip’s package. These products include: test probes; bonding wire; and capillaries, which provide an all-inclusive interconnect process when used with the company’s wire bonding equipment. In addition, the company offers wafer dicing equipment and cutting blade solutions as well as Flip Chip wafer bumping services and technology. Chip scale and wafer level packaging solutions include Ultra CSP® technology. Test interconnect products include standard and vertical probe cards, ATE interface assemblies and ATE boards for wafer testing, as well as test sockets and contactors for all types of packages. Kulicke & Soffa’s web site address is http://www.kns.com. The full text of this earnings release and summary financial statements are available at http://www.kns.com/investors/news.htm.

Caution Concerning Forward Looking Statements

This press release contains forward-looking statements which are found in various places throughout the press release. While these forward-looking statements represent our judgments and future expectations concerning the development of our business, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those listed or discussed in Kulicke & Soffa Industries’ 2002 Annual Report on Form 10-K and: the risk of failure to successfully manage our operations; the risk that anticipated orders may not materialize or that orders received may be postponed or canceled, generally without charges; the risk that anticipated cost savings will not be achieved; the volatility in the demand for semiconductors and our products and services; acts of terrorism and violence; overall global economic conditions; risks, such as changes in trade regulations, currency fluctuations, political instability and war, associated with a substantial foreign customer and supplier base and substantial foreign manufacturing operations; potential instability in foreign capital markets; and other key factors that could adversely affect our businesses and financial performance contained in past and future filings and reports, including those with the SEC. Kulicke & Soffa Industries is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Company Contact: Michael Sheaffer, 215-784-6411, 215-784-6167 fax, msheaffer@kns.com

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and employee data)

(Unaudited)

	Three months ended		Nine months ended
	June 30,		June 30,
	2002	2003	2002	2003
Net revenue	$132,418	$127,723	$342,490	$365,032
Cost of sales	97,398	96,459	271,451	273,919

Gross profit	35,020	31,264	71,039	91,113

Selling, general and administrative	34,278	23,581	101,201	81,656
Research and development, net	13,322	9,985	39,276	30,106
Resizing	2,104	—	13,387	(205)
(Gain) / loss on disposal of assets	—	4	—	(117)
Asset impairment	—	1,207	4,890	2,915
Amortization of intangibles	2,479	2,315	7,441	6,944

Operating expense	52,183	37,092	166,195	121,299

Loss from operations	(17,163)	(5,828)	(95,156)	(30,186)
Interest, net	(3,584)	(4,174)	(10,334)	(12,418)
Other income	—	—	10	—

Loss before income taxes	(20,747)	(10,002)	(105,480)	(42,604)
Income taxes	(2,645)	1,350	(26,370)	5,694

Net loss	$(18,102)	$(11,352)	$(79,110)	$(48,298)

Net loss per share:
Basic	$(0.37)	$(0.23)	$(1.61)	$(0.97)

Diluted	$(0.37)	$(0.23)	$(1.61)	$(0.97)

Weighted average shares outstanding:
Basic	49,263	49,766	49,148	49,639
Diluted	49,263	49,766	49,148	49,639

	Three months ended		Nine months ended
Additional financial data:	June 30,		June 30,
	2002	2003	2002	2003
Depreciation and amortization	$10,384	$9,433	$33,877	$28,939
Capital expenditures	$5,594	$3,718	$15,449	$7,917

			June 30,
			2002	2003
Backlog of orders			$66,000	$55,000
Number of employees			3,758	3,171

KULICKE & SOFFA INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

	September 30, 2002	(Unaudited) June 30, 2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$85,986	$46,903
Restricted cash	3,180	2,731
Short-term investments	22,134	9,382

Accounts and notes receivable (less allowance for doubtful accounts: 9/30/02 - $6,033; 6/30/03 - $5,862)	89,132	100,387
Inventories, net	50,887	49,241
Prepaid expenses and other current assets	10,508	10,203
Deferred income taxes	16,072	11,820

TOTAL CURRENT ASSETS	277,899	230,667

Property, plant and equipment, net	89,742	73,679
Intangible assets, (net of accumulated amortization: 9/30/02 - $16,927; 6/30/03 - $23,890)	75,509	68,565
Goodwill	87,107	87,107
Other assets	8,425	7,324

TOTAL ASSETS	$538,682	$467,342

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Debt due within one year	$186	$122
Accounts payable	55,659	42,102
Accrued expenses	52,581	42,865
Income taxes payable	9,660	12,069

TOTAL CURRENT LIABILITIES	118,086	97,158

Long term debt	300,393	300,476
Other liabilities	14,106	11,719
Deferred taxes	36,774	32,522

TOTAL LIABILITIES	469,359	441,875

SHAREHOLDERS’ EQUITY
Common stock, without par value	199,886	202,744
Retained deficit	(119,103)	(167,401)
Accumulated other comprehensive loss	(11,460)	(9,876)

TOTAL SHAREHOLDERS’ EQUITY	69,323	25,467

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$538,682	$467,342

KULICKE & SOFFA INDUSTRIES, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

(In thousands)

(Unaudited)

Fiscal 2003:
		Packaging	Advanced
	Equipment	Materials	Packaging	Test
Quarter ended June 30, 2003:	Segment	Segment	Segment	Segment	Corporate	Consolidated

Net revenue	$48,416	$45,828	$3,941	$29,538	$—	$127,723
Cost of sales	32,240	35,070	4,780	24,369		96,459

Gross profit	16,176	10,758	(839)	5,169	—	31,264
Operating costs	15,402	5,968	884	9,933	3,694	35,881
Asset impairment	—	—	—	1,207	—	1,207
Loss on disposal of assets	—	—	4	—	—	4

Income (loss) from operations	$774	$4,790	$(1,727)	$(5,971)	$(3,694)	$(5,828)

Nine months ended June 30, 2003:

Net revenue	$145,880	$128,987	$11,846	$78,319	$—	$365,032
Cost of sales	96,194	97,958	15,569	64,198	—	273,919

Gross profit	49,686	31,029	(3,723)	14,121	—	91,113
Operating costs	51,511	19,777	4,578	31,124	11,716	118,706
Resizing	—	—	(102)	(103)	—	(205)
Asset impairment	17	—	—	2,898	—	2,915
Gain on disposal of assets	—	—	(117)	—	—	(117)

Income (loss) from operations	$(1,842)	$11,252	$(8,082)	$(19,798)	$(11,716)	$(30,186)

Fiscal 2002:
		Packaging	Advanced
	Equipment	Materials	Packaging	Test
Quarter ended June 30, 2002:	Segment	Segment	Segment	Segment	Corporate	Consolidated

Net revenue	$50,815	$44,754	$6,094	$30,755	$—	$132,418
Cost of sales	37,479	32,940	6,193	20,786	—	97,398

Gross profit	13,336	11,814	(99)	9,969	—	35,020
Operating costs	20,615	7,133	5,539	12,315	4,477	50,079
Resizing costs	—	—	—	2,104	—	2,104

Income (loss) from operations	$(7,279)	$4,681	$(5,638)	$(4,450)	$(4,477)	$(17,163)

Nine months ended June 30, 2002:

Net revenue	$123,715	$114,277	$18,322	$86,176	$—	$342,490
Cost of sales	108,020	86,705	19,194	57,532	—	271,451

Gross profit	15,695	27,572	(872)	28,644	—	71,039
Operating costs	62,179	19,342	16,239	38,283	11,875	147,918
Resizing costs	6,064	736	1,104	4,900	583	13,387
Asset impairment	2,165	1,480	—	1,245	—	4,890

Income (loss) from operations	$(54,713)	$6,014	$(18,215)	$(15,784)	$(12,458)	$(95,156)

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